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                                                                     Exhibit 5.3

                 [LETTERHEAD OF POWERS, CHAPMAN, DEAGOSTINO,
                                 MEYERS & MILIA]






                                                                 January 5, 1999



Entex Information Services, Inc.
Six International Drive
Rye Brook, New York  10573


      Re:  12-1/2% Senior Subordinated Notes due 2006,
            Series B of Entex Information Services, Inc.
            and related Guarantees


Ladies and Gentlemen:


            We have examined a copy of the Registration Statement on Form S-4 (No. 333-64805) (the "Registration Statement") filed by Entex Information Services, Inc. (the "Company") and Entex Information Services of Michigan, Inc., Entex Information Services of Colorado, Inc., Entex Services, Inc., Erlanger Land Co., Inc. and FCP Technologies, Inc. (the "Guarantors") with the Securities and Exchange Commission (the "Commission") on September 30, 1998 and relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of (i) up to $100,000,000 principal amount of 12-1/2% Senior Subordinated Notes due 2006, Series B of the Company (the "Exchange Notes"), and (ii) the Guarantors' unconditional guarantees of such Exchange Notes (the "Guarantees", and together with the Exchange Notes, the "Securities"). The Securities will be issued pursuant to an indenture dated as of July 29, 1998 (the "Indenture"), between the Company, the Guarantors and Marine Midland Bank, as Trustee, in connection with the exchange offer (the "Exchange Offer") pursuant to the registration rights agreement dated July 29, 1998 by and among the Company, the Guarantors and CIBC Oppenheimer Corp. and Lazard Freres & Co. LLC, as initial purchasers. The Exchange Notes, which upon effectiveness of the Registration Statement will be registered under the Act, will be issued in the Exchange Offer for a like principal amount of the Company's outstanding 12-1/2% Senior Subordinated Notes due 2006 (the "Initial Notes"), which are not registered under the Act.


            As counsel for Entex Information Services of Michigan, Inc. (the "Michigan Guarantor"), in rendering this opinion, we have reviewed such documents and made such investigations as we have deemed appropriate.
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            Based upon the foregoing, and subject to the qualifications stated
herein, it is our opinion that:

            The Guarantee of the Michigan Guarantor has been duly authorized by the Michigan Guarantor and, when in accordance with the terms of the Indenture as contemplated by the Registration Statement, the Exchange Notes have been duly executed, authenticated, issued and delivered and the Guarantee of the Michigan Guarantor has been duly executed, issued and delivered, the Guarantee of the Michigan Guarantor will constitute a valid and legally binding obligation of the Michigan Guarantor, entitled to the benefits of the Indenture and enforceable against the Michigan Guarantor in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            We are the attorneys admitted to practice in the State of Michigan. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Michigan.

            We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters", and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          Powers, Chapman, DeAgostino,
                                            Meyers & Milia, P.C.


                                          /s/ Ronald T. Charlebois